Exhibit 99.1

EVINE Live Announces Fall Lineup and Brand Premieres

Balanced Mix of New Brands, Well Performing Emerging Brands and Powerful Established Brands Create Diversified Proprietary Product Mix

MINNEAPOLIS, MN -- (Marketwired) – August 3, 2015 - EVINE Live Inc. (NASDAQ: EVLV), a digital commerce company (evine.com), today announced the Company’s Fall lineup of proprietary brands premiering across the Company’s digital platforms.

“By effectively balancing new brands alongside our well performing emerging brands and our established brands, we are effectively executing upon our strategy to create a growing stable of high-margin, proprietary products that we expect will help deliver sustainable growth and profitability,” stated EVINE Live CEO Mark Bozek.

Among the new proprietary brands scheduled to premiere in the third quarter in multiple categories on EVINE Live are:

Beauty

•	Michael Todd Skincare
•	Osmotics Skincare

Fashion/Accessories

•	Fairchild by Karen Fairchild from Karen Fairchild of country music sensation Little Big Town
•	The Nancy O’Dell Collection from “Entertainment Tonight” co-host Nancy O’Dell
•	KnitHaus, an exclusive collection of novelty sweaters and knits
•	Bows & Sequins inspired by Jessica Sturdy’s popular fashion blog, Bows & Sequins
•	Handbag Designer 101

Home & Fitness

•	HGTV and DIY star and “Rehab Addict” Nicole Curtis’ newest line, Nicole Curtis Home
•	Chef and host of “Bizarre Foods” on Travel Channel Andrew Zimmern and Meat Purveyor Pat LaFrieda
•	Clean & Co., an exclusive collection of unique and innovative cleaning products
•	“Real Housewives of Beverly Hills” star Lisa Vanderpump’s Estate Home Collection
•	OptiLife by renowned physician Dr. Joseph Feuerstein

Jewelry

•	Perla Donna Italian Jewelry
•	BB Becker Silver Jewelry
•	Margo Manhattan Silver Collection
•	John Wind Fashion Jewelry

Watches

•	TechnoMarine

The following recently launched emerging brands on EVINE Live are scheduled to return in the Fall: Beekman 1802, Consult Beaute, Todd English Collection, Paula Dean’s Kitchen, Indigo Thread Co., NV by Nick Verreos, Pamela McCoy Collection, Lisa Vanderpump Estate Jewelry Collection, “Deadliest Catch” Collection, BoKU Superfoods, FrescoWare by Scotto and DEVINE Treats.

Customer favorites Invicta, Skinn Cosmetics, Isomers Skincare, Waterford, Kate & Mallory Fashions, One World Fashions, Suzanne Somers, Gems En Vogue, Gem Insider, Gem Treasures, Waggoner Chocolates and Cook’s Companion will be among the Company’s established brands that round out the Company’s Fall product lineup.

The full suite of EVINE Live brands will be showcased across the Company’s increasingly inter-connected television, online and mobile platforms.

The Company’s second quarter earnings release is scheduled for August 26, 2015.

About EVINE Live Inc.

EVINE Live Inc. (NASDAQ: EVLV) is a digital commerce company that offers a compelling mix of proprietary and name brands directly to customers in an engaging and informative shopping experience via television, online and on mobile devices. EVINE Live reaches 88 million cable and satellite television homes 24 hours a day, engaging its community of customers in a digital shopping experience that includes live streaming and social platforms.

Please visit www.evine.com/ir for more investor information.

Forward-Looking Information

This release may contain certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements may be identified by words such as anticipate, believe, estimate, expect, intend, predict, hope, should, plan or similar expressions. Any statements contained herein that are not statements of historical fact may be deemed forward-looking statements. These statements are based on management's current expectations and accordingly are subject to uncertainty and changes in circumstances. Actual results may vary materially from the expectations contained herein due to various important factors, including (but not limited to): consumer preferences, spending and debt levels; the general economic and credit environment; interest rates; seasonal variations in consumer purchasing activities; the ability to achieve the most effective product category mixes to maximize sales and margin objectives; competitive pressures on sales; pricing and gross sales margins; the level of cable and satellite distribution for our programming and the associated fees; our ability to establish and maintain acceptable commercial terms with third-party vendors and other third parties with whom we have contractual relationships, and to successfully manage key vendor relationships and develop key partnerships and proprietary brands; our ability to manage our operating expenses successfully and our working capital levels; our ability to remain compliant with our long-term credit facility covenants; our ability to successfully transition our brand name and corporate name; customer acceptance of our new branding strategy and our repositioning as a digital commerce company; the market demand for television station sales; changes to our management and information systems infrastructure; challenges to our data and information security; changes in governmental or regulatory requirements; litigation or governmental proceedings affecting our operations; significant public events that are difficult to predict, or other significant television-covering events causing an interruption of television coverage or that directly compete with the viewership of our programming; our ability to obtain and retain key executives and employees; and the risks identified under "Risk Factors" in our recently filed Form 10-K. More detailed information about those factors is set forth in the Company's filings with the Securities and Exchange Commission, including the Company's annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this announcement. The Company is under no obligation (and expressly disclaims any such obligation) to update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

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Contacts

Media:
Dawn Zaremba
EVINE Live Inc.
press@evine.com
(952) 943-6043

Tom Johnson

Abernathy MacGregor

tbj@abmac.com

(212) 371-5999

Investor Relations:
Tim Peterman
EVINE Live Inc.

tpeterman@evine.com
(952) 943-6119

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